Exhibit 10.32

AMENDMENT NO. 1 TO

engagement letter

This AMENDMENT NO. 1 TO ENGAGEMENT LETTER (this “Amendment”) is entered into as of July 7, 2025 between GreenRock Corp. (the “Company”), and A.G.P./Alliance Global Partners (”A.G.P.”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Original Agreement.

Background

A. The Company and A.G.P. entered into that certain engagement letter dated August 1, 2023 (the “Original Agreement”).

B.  The Company and A.G.P. desire to amend the Original Agreement as set forth in this Amendment.

Agreement

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and A.G.P. hereby agree as follows:

1. Amendment to the Original Agreement. Section B(1) shall be amended and restated as follows:

“Transaction Fee. If during the term of this engagement or after termination of this engagement as set forth in Paragraph C below, a Transaction is consummated, the Company shall pay A.G.P., at the time of the closing of the Transaction (the “Closing”), in immediately available funds, a transaction fee in cash equal to $2,000,000 (the “Cash Fee”) in addition to $2,000,000 in form of a convertible note (the “Deferred Fee”) which is to be entered into by and between the Company or the surviving entity and A.G.P. prior to the Closing. Both the Cash Fee and the Deferred Fee are collectively referred to herein as (the “Transaction Fee”); plus.”

2. Amendment to the Original Agreement. Section B(4) shall be removed in its entirety.

3. No Further Amendment. Except as amended by this Amendment, the Original Agreement remains unaltered and shall remain in full force and effect.

4. Construction; Venue. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, and without regard to the conflict of laws principles therein. Any disputes that arise under this Amendment, even after the termination of this Amendment, will be heard only in the state or federal courts located in the County of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the County of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the County and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Amendment, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by A.G.P. and the Company.

5. Counterparts. This Amendment may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

6.   Each of the Company and A.G.P. agree and acknowledge that the business combination transaction and other transactions contemplated in the GreenRock Business Combination Agreement (as such term is defined in the most recently filed Form 10-Q of ClimateRock) are included in the definition of “Transaction” for purposes of the Original Agreement and this Amendment.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its officer thereunto duly authorized as of the date first above indicated.

GREENROCK CORP.

By:
Name: Per Regnarsson
Title: President & CEO

Accepted and agreed to as of the date first written above:

A.G.P./ALLIANCE GLOBAL PARTNERS

By:
Name: Thomas J. Higgins
Title: Managing Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO ENGAGEMENT LETTER]